EXHIBIT 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Foremost Corporation of America
Grand Rapids, Michigan

We hereby consent to the incorporation by reference of our reports dated February 14, 1997, relating to the consolidated financial statements and schedules of Foremost Corporation of America appearing in the Company's annual report on Form 10-K for the year ended December 31, 1996, in that Corporation's previously filed Form S-8 Registration Statements File No. 33-96692 and 33-96694.

BDO SEIDMAN, LLP
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BDO SEIDMAN, LLP
March 26, 1997

Grand Rapids, Michigan